Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

SurgePays, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee			Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457	(o)		(2)		(3)		(3)			0
	Equity	Preferred Stock, par value $0.001 per share	457	(o)		(2)		(3)		(3)			0
	Other	Warrants	457	(o)		(2)		(3)		(3)			0
	Debt	Debt Securities	457	(o)		(2)		(3)		(3)			0
	Other	Rights	457	(o)		(2)		(3)		(3)			0
	Other	Units(1)	457	(o)		(2)		(3)		(3)			0
	Total	Unallocated (Universal) Shelf	457 (o)			(2)		(3)	$100,000,000		0.00011020		$11,020	(4)
Fees previously Paid
Carry Forward Securities
Carry Forward Securities	—	—	—		—				—						—	—	—	—
	Total Offering Amounts								100,000,000				$11,020
	Total Fees Previously Paid											$
	Total Fee Offsets												$9,270	(5)
	Net Fees Due												$1,750

(1)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, warrants and subscription rights.

(2)	The securities registered hereunder covers an indeterminate number of shares of common stock, shares of preferred stock, warrants, rights, and units that may be sold by the registrant from time to time, for a maximum aggregate offering price of all securities not to exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include an indeterminate amount and number of shares of common stock as may be issued upon exercise of warrants, conversion of preferred stock, conversion of debt securities, exercise of rights, or pursuant to the anti-dilution provisions of any such securities. The securities registered also include an indeterminate amount and number of shares of preferred stock as may be issued upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

(5)	Represents the total of the fee offset claimed pursuant to Rule 457(p) under the Securities Act for the registration fee previously paid with respect to unsold securities, as set forth in Table 2.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number		Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	SurgePays, Inc.	S-3	333-264240	(1)	04/11/2022	-	$9,270	Unallocated (Universal Shelf)	$100,000,000	$100,000,000
Fee Offset Sources	-	-	-			-	-	-	-	-	$9,270

(1)	Pursuant to Rule 457(p) under the Securities Act, $100,000,000 of the registration fee due in connection with this filing is hereby offset by the same amount in registration fees previously paid in connection with the registration statement of SurgePays, Inc. on Form S-3 (333-264240), which was initially filed on April 11, 2022 and withdrawn prior to the date of effectiveness pursuant to a request filed on March 16, 2023. No securities were sold with respect to the withdrawn registration statement.